UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2011

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia (State or other jurisdiction of incorporation)	0-12185 Commission File Number	Not Applicable (I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201
Lexington, Kentucky (Address of principal executive offices)	40509-1844 (Zip Code)
Registrant’s telephone number, including area code: (859) 263-3948
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2[b])

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])

Item 1.01	Entry into a Material Definitive Agreement
          During the fourth quarter of 2010, we obtained limited forbearance from a covenant default under our credit agreement and a related cross default under our 6% amortizing convertible notes, conditioned on completing a qualifying transaction that results in the repayment of the credit facility in full and all outstanding convertible notes at a default rate by March 31, 2011 or any extension by the credit facility lenders not later than April 15, 2011. The forbearance agreements are described in our current reports on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 19, December 15 and December 16, 2010.
          On March 7, 2011, the lenders extended the forbearance deadline under our credit agreement to April 15, 2011, conditioned on the commencement of mailing by March 15th of all proxy materials required in connection with our special meeting of shareholders to vote on our pending acquisition by Magnum Hunter Resources Corporation and the receipt of shareholder approval for the acquisition by April 12, 2011. The definitive agreement for the acquisition is described in our current report on Form 8-K filed with the SEC on December 27, 2010.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS RESOURCES, INC.
	By:	/s/ William S. Daugherty
William S. Daugherty,
Date: March 8, 2011		President and Chief Executive Officer